UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 10, 2016

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-36908	98-0138393
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

(Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2016, Paramount Gold Nevada Corp. (the “Company”) entered into an Amended Employment Agreement with Glen Van Treek, its current CEO and President, providing for an increase in annual base salary to $200,000.

On August 10, 2016, Paramount Gold Nevada Corp. (the “Company”) entered into an Amended Employment Agreement with Carlo Buffone, its current Chief Financial Officer, providing for an increase in annual base salary to $200,000.

The foregoing description of the material terms of the foregoing amended employment agreements does not purport to be complete and is qualified in its entirety by reference to the relevant exhibits. A copy of the Amended Employment Agreements for Mr. Van Treek and Mr. Buffone are attached as Exhibits 10.1 and 10.2 respectively.

Item 9.01.Financial Statements and Exhibits.

(d)List of Exhibits

Exhibit Number	Description

Exhibit 10.1*	Amended Employment Agreement Glen Van Treek dated August 10, 2016
Exhibit 10.2*	Amended Employment Agreement Carlo Buffone dated August 10, 2016

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: August 12, 2016	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 10.1*	Amended Employment Agreement Glen Van Treek dated August 10, 2016
Exhibit 10.2*	Amended Employment Agreement Carlo Buffone dated August 10, 2016

*	Filed herewith.